Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Titan Pharmaceuticals, Inc. 1998 Stock Option Plan of our report dated February 12, 1999, with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
August 25, 1999


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